UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2006
CABG MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

000-51050	41-958628
(Commission File Number)	(IRS Employer
Identification No.)
14505 – 21st Avenue North, Suite 212
Minneapolis, Minnesota 55447
(Address of Principal Executive Offices) (Zip Code)
(763) 258-8005
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Amendment to Employment Agreement
Discharge and Termination Agreement - Manny Villafana
Stay Bonus Agreement - Manny Villafana
Discharge and Termination Agreement - John Babitt
Stay Bonus Agreement - John Babitt
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On February 8, 2006, CABG Medical, Inc. (the “Company”) issued a press release announcing its Board of Directors’ plan to substantially reduce the scope of operations in anticipation of a possible dissolution of the Company and concurrently initiate a formal process to evaluate strategic alternatives. See Exhibit 99.1 for the complete press release.
     In anticipation of a dissolution, the Company terminated seven of its eleven full-time employees, and ceased research and development efforts involving the Holly Graft System, the Company’s only technology. Six of the terminated employees signed an individual separation agreement waiving all claims he or she may have against the Company, and will receive a severance payment from the Company. The seventh employee has been provided a two-week notice of termination and will be presented with a similar agreement on her last day of employment. Aggregate severance payments for the seven terminated employees are $576,000 and will be paid in one lump sum once the statutory rescission periods have expired, which are expected to be by the end of the first quarter.
     Effective February 7, 2006, the Board of Directors approved agreements with Manny Villafaña, Chairman and Chief Executive Officer, John Babitt, President, Chief Operating Officer and Chief Financial Officer (see Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively), and two other essential employees of the Company. The agreements were entered into in exchange for the termination of existing employment and change in control agreements (as more fully discussed in Item 1.02 below). In addition to the payments discussed in Item 1.02, under the agreements these four employees will be entitled to a portion of a retention bonus pool $165,000, retention bonus pool payable if they continue to be employed by the Company at the time of any business combination or dissolution of the Company. If this condition is met the retention bonus pool will be allocated among the four employees as follows:

Name	Title	Stay Bonus
Manuel A. Villafaña	Chairman & CEO	$50,000

John L. Babitt	President, COO & CFO	$50,000

Non-executives	N/A	$65,000

		$165,000
     The Company has engaged Goldsmith, Agio and Helms (also “GAH”) to assist the Company’s Board of Directors in identifying and evaluating potential alternatives to dissolving the Company. If no alternative business combination offer is deemed superior to liquidating and dissolving the Company, the Company will, subject to shareholder approval, execute a plan of dissolution.
Item 1.02 Termination of a Material Definitive Agreement.
     As a result of the agreements identified in Item 1.01 with Messrs. Villafaña and Babitt, and the two other essential employees of the Company, such officers’ and employees’ existing employment and change in control agreements were terminated.. If the employment and change in control agreements had not been terminated, the Company could have been obligated to pay such persons an aggregate of $2,151,000 upon a change in control of the Company or dissolution of the Company. In lieu thereof, under the agreements the Company will pay such persons in February 2006 an aggregate of $645,000. Of the $645,000, Messrs. Villafaña and Babitt will be paid the following:

		Previous
		Contractual		Consideration
		Liability to		Paid for
Executive Officer	Title	Officer		Termination

Manuel A. Villafaña	Chairman & CEO	$1,278,654	(1)	$247,500	(1)

John L. Babitt	President, COO & CFO	$468,195	(2)	$211,750	(2)

(1)	On the assumption that Mr. Villafaña continues to be employed by the Company until the effective date of the dissolution or change of control, Mr. Villafaña would have been entitled to a change of control payment of $804,279 and $474,375 in severance obligations had his employment been terminated. Mr. Villafaña has waived his rights to these payments in lieu of receiving severance of one year’s salary of $247,500.

(2)	On the assumption that Mr. Babitt continues to be employed by the Company until the effective date of the dissolution or change of control, Mr. Babitt would be entitled to a change of control payment of $468,195. Mr. Babitt has waived his rights to the change of control payment in lieu of receiving severance of one year’s salary of $211,750.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     As discussed more fully in Exhibit 99.1, on February 7, 2006, the Company’s Board of Directors approved a plan to substantially reduce its operations and review strategic alternatives for the Company, including a dissolution of the Company. If a plan of dissolution is pursued, initial distributions to shareholders would probably be made in the month of May 2006.
     If the Company proceeds with a dissolution, it will ultimately liquidate all of its non-cash assets, satisfy all of its debts, and distribute all remaining cash to its shareholders. There will be more than one distribution to shareholders. In connection with the planned dissolution, the Company expects to pay $1,232,000 in severance payments (discussed more fully in Items 1.01 and 1.02). In addition, the Company anticipates that it will incur additional expenses and charges (both cash and non-cash) of $1,200,000 to $2,000,000 in connection with formulating and receiving shareholder approval for a plan of dissolution, the sale of the Company’s fixed assets and in connection with making distributions to shareholders and winding down the affairs of the Company in an orderly fashion. Based upon its current projections, the Company anticipates it will distribute a total of approximately $1.20 per share to $1.47 per share in cash to its shareholders in a dissolution.
     Because substantially all aspects of the plans the Company is now pursuing involve unpredictable events over which the Company has little or no control, actual per share amounts distributed in a dissolution (if a dissolution occurs at all) could be less than $1.20 per share. Some of the factors that may cause the actual amount distributed to shareholders in a dissolution to be less than the distribution projected include: (i) litigation in connection with the dissolution or other related matters, (ii) costly settlements of contingent liabilities, (iii) impairments and discounts incurred on the sale of fixed assets, (iv) higher than expected professional fees and costs (including legal, accounting, consulting and distribution fees) incurred in connection with the dissolution, and (v) the failure to complete the dissolution on the anticipated date, requiring the Company to continue paying operating costs. The foregoing list may not include all events that could cause the actual cash distribution to shareholders in a dissolution to be significantly less than projected. The Company is not making any representation or warranty of any kind with respect to the accuracy of the projected range. Some assumptions on which the projected range is based inevitably will not materialize and unanticipated events and circumstances will occur. There could be errors of omission or of estimation, new events or circumstances imposed on the business that require additional time or capital or result in delays or designs of the Company’s plans. As such, the actual cash distribution may be significantly lower than projected.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(c)	Exhibits:
10.1 Amendment to Employment Agreement dated February 8, 2006 with Manny Villafaña
10.2 Discharge and Termination Agreement Regarding “Change in Control” Letter Agreement dated February 8, 2006 with Manny Villafaña
10.3 Stay Bonus Agreement dated February 8, 2006 with Manny Villafaña
10.4 Discharge and Termination Agreement Regarding “Change in Control” Letter Agreement dated February 8, 2006 with John Babitt
10.5 Stay Bonus Agreement dated February 8, 2006 with John Babitt
99.1 Press release dated February 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 13, 2006

CABG MEDICAL, INC.
By /s/ John L. Babitt
John L. Babitt
President, Chief Operating Officer and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
February 7, 2006	000-51050

CABG MEDICAL, INC.

EXHIBIT NO.	ITEM

10.1	Amendment to Employment Agreement dated February 8, 2006 with Manny Villafaña

10.2	Discharge and Termination Agreement Regarding “Change in Control” Letter Agreement dated February 8, 2006 with Manny Villafaña

10.3	Stay Bonus Agreement dated February 8, 2006 with Manny Villafaña

10.4	Discharge and Termination Agreement Regarding “Change in Control” Letter Agreement dated February 8, 2006 with John Babitt

10.5	Stay Bonus Agreement dated February 8, 2006 with John Babitt

99.1	Press release dated February 8, 2006.